UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 30, 2005
ALLIANCE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)
000-22594
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0057842 (I.R.S. Employer Identification No.)
2575 Augustine Drive
Santa Clara, California 95054-2914
(Address of principal executive offices, with zip code)
(408) 855-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
In meetings with stockholders today, N. Damodar Reddy, Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer of Alliance Semiconductor Corporation (the “Company”), said, in response to questions, that he anticipates the expenses related to the Company’s semiconductor operations will range from $15 million to $20 million over the next twelve months.
Some of the statements in this report constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from the results implied by these forward-looking statements, depending on a variety of factors, including the general state of the economy and other factors identified in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. The Company undertakes no responsibility to update those statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE SEMICONDUCTOR CORPORATION
Date: September 30, 2005	By:	/s/ N. Damodar Reddy
N. Damodar Reddy
Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer